Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(842,679)
Unrealized Gain (Loss) on Market Value of Commodity Futures	286,889
Dividend Income	48,764
Interest Income	22,282
ETF Transaction Fees	700
Total Income (Loss)	$(484,044)

Expenses
General Partner Management Fees	$10,417
Professional Fees	20,208
Brokerage Commissions	1,429
Directors' Fees and insurance	1,997
License fees	208
Total Expenses	34,259
Expense Waiver	(21,759)
Net Expenses	$12,500
Net Income (Loss)	$(496,544)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/24	$16,295,950
Additions (1,150,000 Shares)	9,940,334
Withdrawals (200,000 Shares)	(1,864,722)
Net Income (Loss)	(496,544)

Net Asset Value End of Month	$23,875,018
Net Asset Value Per Share (2,850,000 Shares)	$8.38

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596